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                                                                       EXHIBIT 5

                                                                  April 22, 1994

Board of Directors
Shawmut National Corporation
777 Main Street
Hartford, Connecticut 06115

     Re: Shawmut National Corporation
         Registration Statement on Form S-4

Gentlemen:

     We have acted as special counsel to Shawmut National Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of an aggregate of up to 8,400,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), together with an equal number of rights to purchase units of Series A Junior Participating Preferred Stock associated therewith (the "Rights"), of the Company pursuant to an Agreement and Plan of Merger, dated as of November 5, 1993 (the "Merger Agreement"), by and among the Company, Shawmut Service Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, and Gateway Financial Corporation, a Delaware corporation.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement of the Company on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"); (ii) the form of certificates to be used to represent the Shares (and the Rights); (iii) the Certificate of Incorporation and By-Laws of the Company, as amended to date; (iv) resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and the issuance of the Shares and the Rights pursuant thereto; (v) the Rights Agreement, dated as of February 28, 1989 (the "Rights Agreement"), between the Company and Manufacturers Hanover Trust Company, as Rights Agent; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any other facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company and others.

     In rendering this opinion, we have assumed that, if the Company issues in excess of 7,627,301 shares of Common Stock (and associated Rights) pursuant to the Merger Agreement, the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of such additional shares of Common Stock and Rights and related matters.

     Members of this firm are admitted to the bar in the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.
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Board of Directors
April 22, 1994
Page 2

     Based upon the foregoing and assuming the due execution and delivery of certificates representing the Shares in the form examined by us, we are of the opinion that (i) the Shares to be issued by the Company pursuant to the Merger Agreement, when issued in accordance with the terms of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Rights, when issued as described in the Registration Statement and in accordance with the Rights Agreement, will be duly authorized and validly issued.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                        /s/ Skadden, Arps, Slate,
                                            Meagher & Flom

                                            SKADDEN, ARPS, SLATE,
                                            MEAGHER & FLOM